EXHIBIT 99.1
GRANT PARK WEEKLY PERFORMANCE STATISTICS * 10/26/07
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	2.66%	2.94%	10.21%
Class B Units	2.64%	2.88%	9.44%
* Subject to independent verification

      COMMENTARY FOR THE WEEK ENDED OCTOBER 26, 2007

Grant Park recorded solid trading gains during the past week.  Positions in the energy sector, currencies, stock indices and metals provided the bulk of gains.  Losses came solely from the soft/agricultural commodity sector.

Crude oil prices spiked during the week, resulting in gains for long positions in the energy markets.  Tensions between the U.S. and Tehran over Iran’s nuclear ambitions combined with Turkish threats to Kurdish rebels in Northern Iraq spurred buying, helping the December crude contract reach a high of $92.22 per barrel before settling at $91.86, a gain of $1.40 for the week.  Positions in heating oil and unleaded gasoline also gained ground.

Long positions in the currencies were profitable after the U.S. dollar lost ground following the release of disappointing economic data.  The greenback, which had rallied against most of its trading partners at the beginning of the week, traded lower by Friday’s close after it was reported that U.S. existing home sales fell to historically low levels during September.  Long positions in the euro profited as the common currency established a new all-time high against the dollar during the week.  Longs in the New Zealand dollar, Australian dollar and South African rand were also profitable.

The weak dollar sparked buying in the gold market, helping the December contract to close more than $19 higher at $787.50 per ounce as analysts suggested that investors continued to buy the precious metal as a protection against the possibility of inflation.  Silver and platinum longs also contributed to gains.

Stocks ended the week on a strong note after starting the week lower on news that Merrill Lynch took a $7.9 billion write-down on mortgage-backed securities.  Long positions in the domestic markets reported the largest gains as technology stocks rallied on news that Microsoft had exceeded third-quarter earnings expectations.

Finally, long positions in the soft/agricultural commodities markets sustained small losses after prices for coffee

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

and cotton closed lower.  Analysts attributed the sell-off mainly to technical-based selling by investors seeking to cover profitable positions.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com